Exhibit 3.2

DEAN HELLER	Entity #
Secretary of State	C8333-1987
204 North Carson Street, Suite 1	Document Number
Carson City, Nevada 89701-4299	20060158114-48
(775) 684 6708
Website: secretaryofstate.biz	Date Filed
3/14/2006 12:05:56 PM
Certificate of Amendment (PURSUANT TO NRS 78,385 and 78,390	In the office of

/s/ Dean Heller
Dean Heller
Secretary of State

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations

(Pursuant to NRS 78.386 and 78.390 - After Issuance of Stock)

1. Name of Corporation

COI HOLDING CORPORATION

2. The articles have been amended as follows (provide article numbers, if available):

The name of the corporation is amended so that as amended it reads as follows:

THINK PARTNERSHIP INC.

The first sentence of section A of Article IV Stock of the Articles of Incorporation is amended so that as amended it reads as follows:

A. COMMON STOCK.

THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK WHICH THE CORPORATION SHALL HAVE THE AUTHORITY TO ISSUE IS 200,000,000 SHARES AT A PAR VALUE OF $.001 PER SHARE.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the * articles of incorporation have voted in favor of the amendment is: 29,843,991 affirmative votes

4. Effective date of filing (optional):

5. Officer Signature (required):

/s/ Gerard M. Jacobs, CEO

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote. In addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.